Exhibit 8.1

Mayer Brown LLP
71 South Wacker Drive Chicago, Illinois 60606-4637
December 23, 2015	Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

Macquarie Leasing Pty Limited

Level 6

50 Martin Place

Sydney, NSW 2000

Australia

Attention: The Directors

Re:	Macquarie Leasing Pty Limited

Registration Statement on Form SF-3

Registration No. 333-207127

Ladies and Gentlemen:

We have acted as special United States federal tax counsel to Macquarie Leasing Pty Limited (the “Company”), a limited liability company incorporated under the Australian Corporations Act 2001 (Cth), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of asset-backed notes (the “Notes”). As contemplated in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a trustee of the specific trust under which the relevant series of Notes is being issued pursuant to the terms of the Master Trust Deed, as amended, and, in respect of each series, a US$ Note Trust Deed, and a Series Supplement. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the Master Trust Deed, the form of Trust Creation Deed, the Master Security Trust Deed, the form of General Security Deed, the form of US$ Note Trust Deed, the form of Series Supplement, the Master Sale and Servicing Deed, the form of Agency Agreement, the form of Currency Swap Agreement, the form of Fixed Rate Swap Agreement, the form of Regulation AB Compliance Agreement and the form of Asset Representations Review Agreement (collectively, the “Operative Documents”). In addition, we have assumed that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

MAYER BROWN LLP

Macquarie Leasing Pty Limited

We hereby confirm and adopt the Opinions set forth in the Prospectus (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions “Summary—U.S. Tax Considerations” and “U.S. Federal Income Tax Matters.”

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (“IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP